Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 7, 2013, which appears in the Registration Statement on Form F-1 and related Prospectus of Luxoft Holding, Inc for the registration of its Class A ordinary shares, dated June 21, 2013.

/s/ Ernst & Young LLC

August 1, 2013